AMERICAN FINANCIAL GROUP, INC.

              EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


  The following is a list of subsidiaries of AFG at December 31, 1999. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

                                                                  Percentage of
                                                   State of       Common Equity
Name of Company                                    Incorporation      Ownership
---------------                                    -------------  -------------
AFC Holding Company                                     Ohio           100
 American Financial Capital Trust I                     Delaware       100
 American Financial Corporation                         Ohio           100
   American Premier Underwriters, Inc.                  Pennsylvania   100
     Pennsylvania Company                               Delaware       100
      Atlanta Casualty Company                          Ohio           100
      Infinity Insurance Company                        Indiana        100
      Leader Insurance Company                          Ohio           100
      Republic Indemnity Company of America             California     100
      Windsor Insurance Company                         Indiana        100
   Great American Insurance Company                     Ohio           100
     American Annuity Group, Inc.                       Delaware        83
      AAG Holding Company, Inc.                         Ohio           100
        American Annuity Group Capital Trust I          Delaware       100
        American Annuity Group Capital Trust II         Delaware       100
        American Annuity Group Capital Trust III        Delaware       100
        Great American Life Insurance Company           Ohio           100
          Loyal American Life Insurance Company         Ohio           100
          United Teacher Associates Insurance Company   Texas          100
     American Empire Surplus Lines Insurance Company    Delaware       100
     American National Fire Insurance Company           New York       100
     Brothers Property Corporation                      Ohio            80
     Mid-Continent Casualty Company                     Oklahoma       100
     National Interstate Corporation                    Ohio            58
     Stonewall Insurance Company                        Ohio           100
     Transport Insurance Company                        Ohio           100
     Worldwide Insurance Company                        Ohio           100

   The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

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